Exhibit 10.9

SIXTH OMNIBUS AMENDMENT

This SIXTH OMNIBUS AMENDMENT (this “Sixth Amendment”) is made and entered into as of April 18, 2012, by and among Tang Capital Partners, LP, RTW Investments, LLC, Galena Biopharma, Inc. (formerly RXi Pharmaceuticals Corporation) and RXi Pharmaceuticals Corporation (formerly RNCS, Inc.).

WHEREAS, the parties entered into a Securities Purchase Agreement dated as of September 24, 2011 (the “Securities Purchase Agreement”) and the Ancillary Agreements related thereto, including the Bridge Notes;

WHEREAS, the parties entered into an Omnibus Amendment dated as of February 6, 2012 (the “First Amendment”), a Second Omnibus Amendment dated as of March 5, 2012 (the “Second Amendment”), a Third Omnibus Amendment dated as of March 30, 2012 (the “Third Amendment”), a Fourth Omnibus Amendment dated as of April 3, 2012 (the “Fourth Amendment”), a Fifth Omnibus Amendment dated as of April 11, 2012 (the “Fifth Amendment” and, together with the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and the Fifth Amendment, the “Previous Amendments”), amending certain provisions of the Securities Purchase Agreement and the Bridge Notes;

WHEREAS, the Securities Purchase Agreement, as amended by the Previous Amendments, in Section 8.01(c) thereof provides that the Agreement may be terminated by either the Company or the Investors if the Closing has not occurred on or before 5:00 p.m., Eastern Standard Time, on April 18, 2012, which date may be extended from time to time by mutual written consent of the Company and the Investors;

WHEREAS, the Bridge Notes dated September 24, 2011 held by the Investors, as amended by the First Amendment, in Section 1.1 thereof each provide for a Maturity Date (as defined in the Bridge Notes) of the earlier of (i) April 18, 2012 or (ii) an Event of Default (as defined in the Bridge Notes);

WHEREAS, the parties desire to amend such provisions of the Securities Purchase Agreement and the Bridge Notes to extend the April 18, 2012 date;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Securities Purchase Agreement Amendment. Section 8.01(c) of the Securities Purchase Agreement, as amended by the Previous Amendments, is hereby further amended to replace “April 18, 2012” with “April 30, 2012”.

2. Bridge Notes Amendment. The Bridge Notes, as amended by the Previous Amendments, are hereby further amended to replace references to “April 18, 2012” with “April 30, 2012”.

3. Miscellaneous. Capitalized terms used herein and not defined shall have the meanings set forth in the Securities Purchase Agreement or in the Bridge Notes, in each case, as amended, as applicable. The terms and conditions set forth in Article X of the Securities Purchase Agreement are incorporated herein by reference. Nothing herein shall constitute a waiver of any provision of the Securities Purchase Agreement or any of the Ancillary Documents pursuant to Section 10.03 of the Securities Purchase Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment as of the date first above written.

GALENA BIOPHARMA, INC.

By:	/s/ Mark J. Ahn
Name: Mark J. Ahn
Title: President and Chief Executive Officer

RXi PHARMACEUTICALS CORPORATION

By:	/s/ Mark J. Ahn
Name: Mark J. Ahn
Title: President

TANG CAPITAL PARTNERS, LP

By:	/s/ Kevin C. Tang
Name: Kevin C. Tang
Title: Managing Director

RTW INVESTMENTS, LLC

By:	/s/ Roderick Wong
Name: Roderick Wong
Title: Managing Member

[Signature Page to Sixth Omnibus Amendment]

1